Exhibit 23.1

A PARTNERSHIP OF INCORPORATED PROFESSIONALS	AMISANO HANSON
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 9, 2006, relating to the financial statements of Sense Technologies Inc.(“Sense”). Our report appears in Sense’s Form 10-KSB for the fiscal year ended February 28, 2006, filed with the Commission on July 14, 2006.

Vancouver, Canada	“ Amisano Hanson”
October 19, 2006	Chartered Accountants

750 WEST PENDER STREET, SUITE 604	TELEPHONE:	604-689-0188
VANCOUVER CANADA	FACSIMILE:	604-689-9773
V6C 2T7	E-MAIL:	amishan@telus.net